[LOGO]  KEEFE, BRUYETTE & WOODS, INC.





TO MEMBERS AND FRIENDS OF CLIFTON SAVINGS BANK, S.L.A
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Keefe, Bruyette & Woods, Inc., a member of the National Association of Securities Dealers, Inc., is pleased to announce that Clifton Savings Bank, S.L.A. ("Clifton Savings") is reorganizing into the mutual holding company structure (the "Reorganization"). In connection with the Reorganization, Clifton Savings Bancorp, Inc., the newly-formed mid-tier holding company for Clifton Savings, is offering common stock in a subscription and community offering to certain depositors of the Bank, the Bank's Employee Stock Ownership Plan, and members of the general public pursuant to a Plan of Reorganization and Stock Issuance.

At the request of Clifton Savings Bancorp, Inc., we are enclosing materials explaining this process and your options, including an opportunity to invest in shares of Clifton Savings Bancorp, Inc. common stock until 12:00 Noon, Eastern time, on XXXXX xx, 2004. Please read the enclosed offering materials carefully, including the Prospectus, for a complete description of the stock offering.

If you have any questions, please visit our Stock Information Center located at 317 Lakeview Avenue, Clifton, New Jersey, Monday through Friday from 9:00 a.m. to 4:00 p.m. or feel free to call the Stock Information Center at (973) 478-7328.

Very truly yours,



Keefe, Bruyette & Woods, Inc.


THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY CLIFTON SAVINGS BANK, S.L.A., CLIFTON SAVINGS BANCORP, INC., THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

January xx, 2004


Dear Friend:

We are pleased to announce that Clifton Savings Bank, S.L.A. ("Clifton Savings") is reorganizing into the mutual holding company structure (the "Reorganization"). In connection with the Reorganization, Clifton Savings Bancorp, Inc., the newly-formed mid-tier holding company for Clifton Savings, is offering common stock in a subscription and community offering to certain depositors of the Bank, the Bank's Employee Stock Ownership Plan, and members of the general public pursuant to a Plan of Reorganization and Stock Issuance.

Because we believe you may be interested in learning more about the merits of Clifton Savings common stock as an investment, we are sending you the following materials which describe the Offering.

         PROSPECTUS: This document provides detailed information about the Bank's operations and the proposed Offering of Clifton Savings Bancorp, Inc. common stock.

         STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by returning it with your payment in the enclosed business reply envelope. Your order must be received by 12:00 Noon, Eastern time, on XXXX xx, 2004.

As a friend of the Bank, you will have the opportunity to buy common stock directly from the Company in the Offering without paying a commission or fee. If you have additional questions regarding the Reorganization and Offering, please call us at (973) 478-7328 Monday through Friday from 9:00 a.m. to 4:00 p.m., or stop by the Stock Information Center located at 317 Lakeview Avenue, Clifton, New Jersey.

We are pleased to offer you this opportunity to become a shareholder of Clifton Savings Bancorp, Inc.

Sincerely,



John A. Celentano, Jr.
Chairman of the Board


THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY CLIFTON SAVINGS BANCORP, INC., CLIFTON SAVINGS BANK, S.L.A., THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

January xx, 2004


Dear Member:

We are pleased to announce that Clifton Savings Bank, S.L.A. ("Clifton Savings") is reorganizing into the mutual holding company structure (the "Reorganization"). In connection with the Reorganization, Clifton Savings Bancorp, Inc., the newly-formed mid-tier holding company for Clifton Savings, is offering common stock in a subscription and community offering to certain depositors of the Bank, the Bank's Employee Stock Ownership Plan, and members of the general public pursuant to a Plan of Reorganization and Stock Issuance.

To accomplish this Reorganization, we need your participation in an important vote. Enclosed is a proxy statement describing the Plan of Reorganization and your voting and subscription rights. YOUR VOTE IS VERY IMPORTANT.

Enclosed, as part of the proxy materials, is your proxy card, the detachable section on top of the order form having your name and address. This proxy card should be signed and returned to us prior to the Special Meeting of Members to be held on September xx 2003 at x:00pm Eastern time. Please take a moment now to sign the enclosed proxy card and return it to us in the postage-paid envelope provided. FAILURE TO VOTE HAS THE SAME EFFECT AS VOTING AGAINST THE Reorganization.

The Board of Directors believes the Reorganization will offer a number of advantages, such as an opportunity for depositors of Clifton Savings to become shareholders. Please remember:

     >> Your deposit accounts will continue to be insured up to the maximum legal limit by the Federal Deposit Insurance Corporation ("FDIC").

     >> There will be no change in the balance, interest rate or maturity of any deposit account or loan because of the Reorganization.

     >> Members have a right, but not an obligation, to buy Clifton Savings Bancorp, Inc. common stock and may do so without the payment of a commission or fee before it is offered to the general public.

     >> Like all stock, shares of Clifton Savings Bancorp, Inc. common stock issued in this offering will not be insured by the FDIC.

Enclosed is a prospectus containing a complete discussion of the stock offering. We urge you to read this material carefully. If you are interested in purchasing the common stock of Clifton Savings Bancorp, Inc. you must submit your Stock Order and Certification Form and payment prior to 12:00 Noon, Eastern time, on XXX xx, 2004.

If you have additional questions regarding the offering, please call us at (973) 478-7328, Monday through Friday, 9:00 AM to 4:00 PM, or stop by our Stock Information Center located at 317 Lakeview Avenue, Clifton, New Jersey.

Sincerely,



John A. Celentano, Jr.
Chairman of the Board


THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY CLIFTON SAVINGS BANCORP, INC., CLIFTON SAVINGS BANK, S.L.A., THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

January xx, 2004


Dear Prospective Investor:


We are pleased to announce that Clifton Savings Bank, S.L.A. ("Clifton Savings") is reorganizing into the mutual holding company structure (the "Reorganization"). In connection with the Reorganization, Clifton Savings Bancorp, Inc., the newly-formed mid-tier holding company for Clifton Savings, is offering common stock in a subscription and community offering to certain depositors of the Bank, the Bank's Employee Stock Ownership Plan, and members of the general public pursuant to a Plan of Reorganization and Stock Issuance.

We have enclosed the following materials that will help you learn more about the merits of Clifton Savings Bancorp, Inc. common stock as an investment. Please read and review the materials carefully.

         PROSPECTUS: This document provides detailed information about operations at Clifton Savings Bank, S.L.A. and a complete discussion on the proposed stock offering.

         STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by returning it with your payment in the enclosed business reply envelope. Your order must be received by 12:00 noon, Eastern time, XXXXXX xx, 2004.

We invite you and other local community members to become charter shareholders of Clifton Savings Bancorp, Inc. Through this offering you have the opportunity to buy stock directly from Clifton Savings Bancorp, Inc. without paying a commission or a fee.

If you have additional questions regarding the Conversion, please call us at
(973) 478-7328, Monday through Friday, 9:00 AM to 4:00 PM, or stop by our Stock Information Center located at 317 Lakeview Avenue in Clifton.


Sincerely,



John A. Celentano, Jr.
Chairman of the Board


THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY CLIFTON SAVINGS BANCORP, INC., CLIFTON SAVINGS BANK, S.L.A., THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

January xx, 2004


Dear Member:

We are pleased to announce that Clifton Savings Bank, S.L.A. ("Clifton Savings") is reorganizing into the mutual holding company structure (the "Reorganization"). In connection with the Reorganization, Clifton Savings Bancorp, Inc., the newly-formed mid-tier holding company for Clifton Savings, is offering common stock in a subscription and community offering to certain depositors of the Bank, the Bank's Employee Stock Ownership Plan, and members of the general public pursuant to a Plan of Reorganization and Stock Issuance.

Unfortunately, Clifton Savings Bancorp, Inc. is unable to either offer or sell its common stock to you because the small number of eligible subscribers in your jurisdiction makes registration or qualification of the common stock under the securities laws of your jurisdiction impractical, for reasons of cost or otherwise. Accordingly, this letter should not be considered an offer to sell or a solicitation of an offer to buy the common stock of Clifton Savings Bancorp, Inc.

However, as a member of Clifton Savings, you have the right to vote on the Plan of Reorganization at the Special Meeting of Members to be held on XXXXXX xx, 2004. Enclosed is a proxy card, a Proxy Statement (which includes the Notice of the Special Meeting), a Prospectus (which contains information incorporated into the Proxy Statement) and a return envelope for your proxy card.

I invite you to attend the Special Meeting on XXXXXXX xx, 2004. However, whether or not you are able to attend, please complete the enclosed proxy card and return it in the enclosed envelope.

Sincerely,



John A. Celentano, Jr.
Chairman of the Board


THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY CLIFTON SAVINGS BANCORP, INC., CLIFTON SAVINGS BANK, S.L.A., THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

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                                   PROXY GRAM

                              PLEASE VOTE TODAY...



We recently sent you a proxy statement and related materials regarding a proposal to reorganize Clifton Savings Bank, S.L.A. into the mutual holding company structure.


           YOUR VOTE ON THE PLAN OF REORGANIZATION AND STOCK ISSUANCE
                           HAS NOT YET BEEN RECEIVED.


 Voting for the Reorganization DOES NOT OBLIGATE YOU to purchase stock and will not affect your accounts or FDIC Insurance.


          NOT RETURNING YOUR PROXY CARDS HAS THE SAME EFFECT AS VOTING
                       "AGAINST" THE REORGANIZATION....AND


YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE REORGANIZATION.


                          YOUR VOTE IS IMPORTANT TO US!
                          -----------------------------


Please sign the enclosed proxy card and return it in the postage-paid envelope provided TODAY! If you received more than one proxy card, please be sure to sign and return all cards you received.


Thank you,




John A. Celentano, Jr.
Chairman of the Board
Clifton Savings Bank, S.L.A.
Clifton, New Jersey


   If you have already mailed your proxy card(s), please accept our thanks and disregard this notice.

                  For further information call (973) 478-7328.

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THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY CLIFTON SAVINGS BANCORP, INC., CLIFTON SAVINGS BANK, S.L.A., THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICIATATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

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                     [LOGO W CLIFTON SAVINGS BANCORP, INC.]
                                 PROXY GRAM II
                              PLEASE VOTE TODAY...

We recently sent you a proxy statement and related materials regarding a proposal to reorganize Clifton Savings Bank, S.L.A into the mutual holding company structure.

           YOUR VOTE ON THE PLAN OF REORGANIZATION AND STOCK ISSUANCE
                           HAS NOT YET BEEN RECEIVED.

   Voting for the Reorganization DOES NOT OBLIGATE YOU to purchase stock and will not affect your accounts or FDIC Insurance.

          NOT RETURNING YOUR PROXY CARDS HAS THE SAME EFFECT AS VOTING
                       "AGAINST" THE REPRGANIZATION...AND

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE REORGANIZATION.

                      OUR REASONS FOR THE CORPORATE CHANGE
                      ------------------------------------

As a Mutual Institution:
------------------------
- There is no autority to issue capital stock and thus no access to this market source of equtiy capital.
- Earnings from year to year are the only source of generating capital.

As a Stock Institution we will be able to :
-------------------------------------------
- Structure our business in the form that will enable us to access capital markets.
- Permits us to control the amount of capital being raised to enable us to deploy more prudently the proceeds of the offering
- Support future lending and operational growth.
- Enhance our ability to attract and retain qualified directors and management through stock-based compensation plans.
- Support future branching activities and/or the acquisition of other financial institutions or financial services companies or their assets.

                          YOUR VOTE IS IMPORTANT TO US!
                          -----------------------------

Please sign the enclosed proxy card and return it in the postage-paid envelope provided TODAY! If you received more than one proxy card, please be sure and return all cards you received.

Thank you,


John A. Celentano, Jr.
Chairman of the Board
Clifton Savings Bank, S.L.A.

   If you have already mailed your proxy card(s), please accept our thanks and disregard this notice.

                  For further information call (973) 478-7328
--------------------------------------------------------------------------------

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY CLIFTON SAVINGS BANCORP, INC., CLIFTON SAVINGS BANK, S.L.A., THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS

{logo} Clifton Savings Bank, S.L.A.



XXXXXXXXX xx, 2004


Dear Valued Clifton Savings Bank, S.L.A. Member:

We recently forwarded you a proxy statement and related materials regarding a proposal to reorganize Clifton Savings Bank, S.L.A. ("Clifton Savings") into the mutual holding company structure. This reorganization will allow us to operate in essentially the same manner as we currently operate, but provides us with the flexibility to add capital, continue to grow and expand the bank, add new products and services, and increase our lending capability.

As of today, your vote on our Plan of Reorganization has not yet been received. YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PLAN OF REORGANIZATION. If you mailed your proxy, please accept our thanks and disregard this request.

We would sincerely appreciate you signing the enclosed proxy card and returning it promptly in the enclosed postage-paid envelope or dropping it off at a Clifton Savings branch. Our meeting on XXXXXXX xxrd is fast approaching and we'd like to receive your vote as soon as possible.

Voting FOR the Reorganization does not affect the terms or insurance on your accounts. For further information call our Stock Information Center at (973) 478-7328.

Best regards and thank you,



John A. Celentano, Jr.
Chairman of the Board


THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY CLIFTON SAVINGS BANCORP, INC., CLIFTON SAVINGS BANK, S.L.A., THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.